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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest, Inc.
Englewood, Colorado

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2018, relating to the consolidated and combined financial statements of WideOpenWest, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

August 9, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm